Fourth Quarter 2019Results March 10,2020 PRESENTEDBY AngelaSelden President andCEO Richard Sunderland,CPA Executive VP andCFO Exhibit 99.2

Safe HarborStatement Statements made in this presentation regarding American Public Education, Inc., or its subsidiaries, that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about American Public Education, Inc. and the industry. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “seek,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would.” These forward-looking statements include, without limitation, statements regarding expected growth, expected registration and enrollments, expected revenues, expenses and earnings, andplans with respect to recent, current and future initiatives (including our marketing initiative and efforts to rebuild the nursing platform as well as information technology replacements and upgrades), investments and partnerships. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the various risks described in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and other filings with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, unless required by law, even if new information becomes available or other events occur in the future.“An investment in knowledge pays the best interest.” Benjamin Franklin

OUR PRIORITIES & EARLY RESULTS A picture containing bird Description automatically generated • Grow the Core Business.Recent value-creation study revealed several promising opportunities and validated our belief that a high ROI on learner educational investment can drive sustained enrollment growth. • Increasethe Number of Military Learners withMinimal orNo Out-of-Pocket Costs.Extending tuition and book grants for active-duty military may be positively impacting net course registrations by students utilizing military tuition assistance. • Enhancethe Student Experience.APUSis live with a new cloud-based LMS and plans to complete a full rollout of the LMS and a new CRM by 2021. • Stabilize and Grow HCN. Several key performance indicators such as new student enrollment, withdrawal rates, retention rates, and bad debt expense have shown initial signs of improvement year-over-year. HCN also announced the opening of the Indianapolis Campus with classes starting on April 6, 2020. .42.1%TA .23.7% FSA .22.1%VA . 12.1%Other FOURTH QUARTER 2019 RESULTS MARCH 10,2020 %Change(Y/Y) TA +5.5% VA +0.1% Other -1.7% FSA -6.1% Total +0.5% THREE MONTHS ENDING DECEMBER 31,2019 APUS Net Course Registrations by Primary Funding Source:

Consolidated revenue decreased by 3% to $74.4 million, compared to $76.9million in the same period of 2018.•Net incomeof $5.7 million, or $0.37per diluted share, compared to net income of $9.1million, or $0.55per diluted share, in the prior yearperiod. Net income in 4Q19 was impacted by an operating loss in our HCN Segment, as well as technology transformation project costs and higher selling and promotional expenses at APUS. Total cash and cash equivalents as of December 31, 2019 were approximately $202.7 million, compared to $212.1million as of December 31,2018. •We repurchased 450,223 shares of common stock at an average price of $23.75 per share. •On December 5, 2019, our Board approved an additional authorization to repurchase up to $25.0 million of shares. At December 31, 2019, there remained $22.0 million available under this authorization 4

FOURTH QUARTER 2019 RESULTS MARCH 10, 2020

apei

# APEI OUTLOOK

| | First Quarter 2020 Approximate Y/Y Change |
|---|---|
| APUS Net course registrations[1] by new students | Approximately +0% |
| APUS Net course registrations[1] | Approximately +1% |
| HCN New student enrollment[2] | +31% |
| HCN Student enrollment[2] | -9% |
| AEI Consolidated revenue | -1% to +3% |
| APEI Consolidated net income per share | $0.13 to $0.18 |

These statements are based on current expectations.

These statements are forward-looking and actual results may differ materially.

1. APUS Net course registrations represent the approximate aggregate number of courses for which students remain enrolled after the date by which they may drop a course without financial penalty.
2. HCN Student enrollment represents the total number of students enrolled in a course after the date by which students may drop a course without financial penalty.

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Three Months Ended December31, Twelve Months Ended December31, 2019 2018 2019 2018 COSTS ANDEXPENSES Instructional costs and services 37.7% 37.0% 39.1% 38.7% Selling and promotional 20.2% 18.2% 21.0% 19.1% General and administrative 25.4% 24.3% 27.3% 25.0% Loss on disposals of long-lived assets — — 0.2% 0.3% Impairment of goodwill — — 2.5% — Depreciation and amortization 5.1% 5.6% 5.4% 5.9% Total costs and expenses 88.4% 85.1% 95.5% 89.0% 4 APPENDIX FOURTH QUARTER 2019 RESULTS MARCH 10,2020